SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                     _______________________


                             FORM 8-K


                         CURRENT REPORT

               PURSUANT SECTION 13 OR 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): February 22, 1996


                   CHARTER POWER SYSTEMS, INC.
      (Exact name of Registrant as specified in its charter)


           Delaware                  1-9389            13-3314599
 (State or other jurisdiction of   (Commission      (I.R.S. Employer
incorporation or organization)      File Number)   Identification No.)


3043 Walton Road, Plymouth Meeting, Pennsylvania          19462
(Address of principal executive office)                  Zip Code

                          (610) 828-9000
       (Registrant's telephone number, including area code)
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Item 2.

     On February 22, 1996, an indirect subsidiary of the registrant ("Purchaser") acquired certain equipment and inventory of LH Research, Inc. ("Seller") used in the Seller's power supply business, along with all rights to the name "LH Research." In consideration of the assets acquired, Purchaser assumed certain specified contracts to which Seller was a party and paid Seller approximately $3.5 million. Seller retained its operations in Malaysia, certain specified contracts and all pre-closing liabilities other than under the assumed contracts. Purchaser has also agreed to purchase certain of Seller's equipment and inventory located in Malaysia on March 31, 1996 for an amount which the registrant estimates will be approximately $0.6 million.

     The registrant used available cash to finance the acquisition. The Purchaser intends to continue using the assets acquired in the Purchaser's power supply business.


Item 5.   Other Events.

     On March 8, 1996, the registrant's principal executive office will move to 1400 Union Meeting Road, Blue Bell,
Pennsylvania 19422-0858. The registrant's new telephone number will be (215) 619-2700.


Item 7.   Financial Statements and Exhibits.

     a) Financial Statements. It is impracticable to provide any of the required financial statements of the business acquired at the time of filing. All of the required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the required filing date of this Form 8-K.

     b) Pro Forma Financial Information. The required pro forma financial information will be filed as an amendment to this Form 8-K at the time the required financial statements are filed.

     c)   Exhibits.

Exhibit 2.1    Asset Purchase Agreement, dated as of February 21,
               1996, between LH Research, Inc. and International
               Power Systems, Inc. (filed herewith).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CHARTER POWER SYSTEMS, INC.





March 7, 1996                 BY:  /s/ Alfred Weber
                              Alfred Weber
                              Chairman, President and Chief
                              Executive Officer




March 7, 1996                 BY:  /s/ Stephen E. Markert, Jr.
                              Stephen E. Markert, Jr.
                              Vice President Finance and
                              Treasurer
                              Principal Financial and Accounting
                              Officer
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